Nationwide Mutual Funds
Sub-Item 77Q1:  Exhibits
4-30-17 Semi-Annual Report

a.
Not Applicable.

b.
Not Applicable.

c.
Not Applicable.

d.
Not Applicable.

e.
Copies of any new or amended Registrant investment advisory contracts;

1.
Investment Advisory Agreement dated May 1, 2007 pertaining to certain series of the Trust currently managed by Nationwide Fund Advisors, previously filed as Exhibit EX-99.d.2 with the Trust's registration statement on June 14, 2007, is hereby incorporated by reference.

a.
Exhibit A to the Investment Advisory Agreement, amended March 9, 2017, pertaining to certain series of the Trust, managed by Nationwide Fund
 Advisors, previously filed as EX-28.d.1.a., is hereby incorporated by reference.

2.
Investment Advisory Agreement dated September 18, 2015 pertaining certain series of the Trust, previously filed as Exhibit EX-28.d.3, with the Trust's registration statement on October 13, 2015, is hereby incorporated by reference.

a.
Exhibit A to the Investment Advisory Agreement, amended
 December 14, 2016 pertaining to certain series of the Trust, managed by Nationwide Fund Advisors, previously filed as Exhibit
 EX-28.d.3.a with the Trust's registration statement on December 28, 2016, is hereby incorporated by reference.

3.
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, effective December 14, 2016, previously filed as Exhibit EX-28.d.4.t with the Trust's registration statement on December 14, 2016, is hereby incorporated by reference.

f.
Not Applicable.

g.
Not Applicable.

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